CONSENT OF INDEPENDENT AUDITORS


The Board of Directors of Aetna Life Insurance and Annuity Company and Contract Owners of Aetna Variable Annuity Account B:

We consent to the use of our reports incorporated herein by reference.

Our report dated February 6, 1996 refers to a change in 1993 in the Company's method of accounting for certain investments in debt and equity securities.

                                          /s/ KPMG Peat Marwick LLP

Hartford, Connecticut
December 23, 1996